Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-149655) and Forms S-8 (No. 333-107936, No. 333-127664 and No. 333-143256) of Medco Health Solutions, Inc. of our report dated February 22, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
February 22, 2011